UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2024
Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street
Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

781-222-6000
(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 22, 2024, the Board of Directors (the "Board") of Charles River Laboratories International, Inc., (the "Company") increased the size of the Board from eleven to twelve. Following the size increase of the Board, the Board filled the vacancy and appointed Ms. Reshema Kemps-Polanco to the Board.

Ms. Kemps-Polanco has been appointed to the Company's existing Compensation Committee and Strategic Planning and Capital Allocation Committee. There are no arrangements or understandings between Ms. Kemps-Polanco and any other person pursuant to which she was selected as director, and there are no transactions in which Ms. Kemps-Polanco has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Kemps-Polanco will participate in the non-employee director compensation program arrangements generally applicable to all of the Company's non-employee directors. Under the terms of those arrangements, as currently in effect, new directors initially appointed after the Annual Meeting of Shareholders will receive an initial equity award and cash retainer for board and board committee services on a pro-rata basis calculated at the time of service. The annual equity award (before pro-rata adjustment) has a value of $255,500 and will be issued in the form of 50% restricted stock units and 50% stock options, in each case to be issued on the first day of the month following initial election or appointment to the Board.

Ms. Kemps-Polanco has 25 years of pharmaceutical industry experience and currently serves as Executive Vice President and Chief Commercial Officer of Novartis US, the U.S. operations of global biopharmaceutical company, Novartis AG. In this role, she is responsible for the end-to-end commercialization across four therapeutic areas, including oncology, immunology, neurology, and cardiovascular/renal/metabolic conditions. Prior to rejoining Novartis in 2021, Ms. Kemps-Polanco held several leadership positions at Johnson & Johnson from 2014 until 2021, most recently as President, Janssen U.S. Cardiovascular & Metabolism and Janssen Pharmaceuticals Puerto Rico. In this role, she was responsible for developing and delivering the business strategy and driving the growth initiatives for these businesses. Ms. Kemps-Polanco began her pharmaceutical industry career at Novartis in sales and held management positions of increasing responsibility, including leading the U.S. commercial team’s marketing strategy for its leukemia franchise and as U.S. brand leader for its osteoporosis therapy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Date:	January 24, 2024	By:	/s/ Matthew L. Daniel
Matthew L. Daniel, Corporate Senior Vice President,
General Counsel, Corporate Secretary & Chief Compliance Officer

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